CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO ETF Trust of our report dated August 23, 2018, relating to the financial statements and financial highlights for the funds constituting the PIMCO ETF Trust listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended June 30, 2018. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri

October 25, 2018

Appendix A

	PIMCO ETF Trust	Period Covered
1	PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	July 1, 2017 to June 30, 2018
2	PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund	July 1, 2017 to June 30, 2018
3	PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	July 1, 2017 to June 30, 2018
4	PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	July 1, 2017 to June 30, 2018
5	PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	July 1, 2017 to June 30, 2018
6	PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	July 1, 2017 to June 30, 2018
7	PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	July 1, 2017 to June 30, 2018
8	PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	July 1, 2017 to June 30, 2018
9	PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	July 1, 2017 to June 30, 2018
10	PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	July 1, 2017 to June 30, 2018
11	PIMCO Active Bond Exchange-Traded Fund	July 1, 2017 to June 30, 2018
12	PIMCO Enhanced Low Duration Active Exchange-Traded Fund	July 1, 2017 to June 30, 2018